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EXHIBIT "A"

  SAMUEL KLEIN AND COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
                             550 BOARD STREET          36 WEST MAIN STREET
                             NEWARK, N.J. 07102-4517   FREEHOLD, N.J. 07728-2291
                             PHONE (973) 624-6100      PHONE (732) 760-2600
                             FAX (973) 634-6101        FAX (732) 730-1030






June 10, 2002




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                            Re: Wave Power.Net, Inc.

Gentlemen:

We have read the statements contained in the Form 8-K of Wave Power.Net, Inc. filed on or about May 10, 2002 and we agree with the statements made in Item 4
(a) (1) therein.

                                           Very truly yours,


                                             /s/ Samuel Klein and Company
                                           SAMUEL KLEIN AND COMPANY














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